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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
    REFAC OPTICAL GROUP

We have issued our report dated March 17, 2006, accompanying the financial statements included in the Annual Report of Refac Optical Group (formerly Refac) on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements on Form S-4 (File No. 333-130328, effective February 14, 2006) and Forms S-8 (File Nos. 333-76085, effective April 16, 1999, and 333-107146, effective September 5,
2003).

/s/ GRANT THORNTON LLP

New York, New York
March 17, 2006